UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

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Leading Proxy Advisory Firm ISS Recommends Shareholders Vote “FOR” ONLY Tejon’s 10 Director Nominees

TEJON RANCH, Calif., May 2, 2025 – Tejon Ranch Co. (NYSE: TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today announced that Institutional Shareholder Services (ISS) has recommended that shareholders vote “FOR” ONLY Tejon’s 10 highly-qualified director nominees on the Company’s WHITE Proxy Card in connection with its Annual Meeting of Shareholders scheduled for May 13, 2025.

In its May 2, 2025, report, ISS highlighted:1

•	Bulldog Investors (“Bulldog”) “has not presented a compelling case for change. As such, support for all management nominees is warranted on the management card.”

•

“Moreover, the dissident does not even provide a public view on which management nominees it hopes to unseat, and two of the dissident’s three nominees are already overboarded. As such, the dissident has not presented a compelling case for change.”

Tejon issued the following statement:

We are pleased that ISS has recommended shareholders vote “FOR” all 10 of Tejon’s director nominees. ISS’s endorsement reinforces what we believe and what many of our long-term shareholders recognize: Tejon’s Board has the right mix of experience, discipline, and strategic vision to continue unlocking the full value of our unmatched land portfolio.

ISS’s support confirms that Tejon’s Board is best positioned to protect shareholder value and Bulldog’s nominees would pose unnecessary risk to the Company’s long-term success.

We urge all Tejon shareholders to follow ISS’s recommendation by voting “FOR” ONLY Tejon’s 10 nominees on the Company’s WHITE proxy card and withholding all votes from Bulldog’s nominees.

[1]	Permission to use quotations was neither sought nor obtained.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

YOU MAY VOTE BY THE INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON THE WHITE PROXY CARD. WE URGE YOU TO VOTE TODAY!

If you have any questions or require any assistance with voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers: (212) 390-0450

All Others: (866) 796-7184

Email: TRC@dfking.com

Vestra Advisors is serving as financial advisor to Tejon and Gibson, Dunn & Crutcher LLP is serving as the Company’s legal advisor.

About Tejon Ranch Co. (NYSE: TRC)

Tejon Ranch Co. is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com.

Participants

Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov.

Contacts:

Investors

Nicholas Ortiz

Tejon Ranch Co., Senior Vice President, Corporate Communications & Public Affairs

661-663-4212

nortiz@tejonranch.com

Media

Eric Brielmann / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449